EXHIBIT 23

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



RTC Cruises, Ltd.
Miami, Florida


         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 26, 1996 (except for Note 5 which is as of October 10, 1996), relating to the financial statements of RTC Cruises, Ltd., which is contained in that Prospectus. Our report contains an explanatory paragraph indicating that there exists substantial doubt about the Company's ability to continue as a going concern.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.





                                                              BDO Seidman, LLP


Miami, Florida
November 27, 1996